UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 14, 2011
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01             Entry Into a Material Definitive Agreement

On October 14, 2011, The Hershey Company (the “Company”) entered into a Five Year Credit Agreement (the “Credit Agreement”), dated as of October 14, 2011, with the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (“Lenders”), Bank of America, N.A., as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A. and PNC Bank, National Association, as documentation agents, and Bank of America Merrill Lynch, J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and PNC Capital Markets LLC, as joint lead arrangers and joint book managers.  The Credit Agreement establishes an unsecured revolving credit facility under which the Company may borrow up to $1.1 billion with the option to increase borrowings by an additional $400 million with the concurrence of the Lenders.  Funds borrowed may be used for general corporate purposes, including commercial paper backstop and acquisitions.  Advances other than competitive bid advances may be repaid without penalty at any time prior to the last day of the Credit Agreement.  Competitive bid advances must be paid at maturity, and may not be prepaid.  The Credit Agreement contains a financial covenant whereby the ratio of (a) pre-tax income from continuing operations from the most recent four fiscal quarters to (b) consolidated interest expense for the most recent four fiscal quarters may not be less than 2.0 to 1.0 at the end of each fiscal quarter.  The Credit Agreement contains customary representations and warranties and events of default. Payment of outstanding advances may be accelerated, at the option of the Lenders holding a majority of the commitments, should the Company default in its obligations under the Credit Agreement.  The Company may extend the Termination Date of the Credit Agreement for up to two additional one-year periods upon notice given by the Company to the administrative agent.  A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also on October 14, 2011, the Company terminated the Five Year Credit Agreement dated as of December 8, 2006, among the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Citibank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, UBS Loan Finance LLC, as documentation agent, and Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers (the “Prior Facility”).  Information about the Prior Facility is contained in the Company’s Current Report on Form 8-K filed on December 11, 2006.

The foregoing descriptions of the Credit Agreement and the Prior Facility do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees. An affiliate of US Bank National Association is Trustee, and Bank of America Merrill Lynch, J.P. Morgan Securities LLC, PNC Capital Markets LLC and affiliates of JPMorgan Chase Bank, N.A., Citibank, N.A., UBS Loan Finance LLC and CIBC INC. were underwriters of, the Company’s offering in December 2010 of $350 million 4.125% Notes due December 1, 2020 and concurrent Tender Offer for $150 million of 6.95% Notes due 2012.

Item 1.02             Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

             (d)            Exhibits

                              10.1           Five Year Credit Agreement dated as of October 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   October 20, 2011

THE HERSHEY COMPANY
By: /s/ Humberto P. Alfonso
Humberto P. Alfonso, Executive Vice President Chief Financial Officer and Chief Administration Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Five Year Credit Agreement dated as of October 14, 2011